REGIONAL MANAGEMENT CORP.

2024 LONG-TERM INCENTIVE PLAN

STOCK AWARD AGREEMENT

THIS OTHER STOCK-BASED AWARD AGREEMENT FOR SHARES OF COMMON STOCK, or STOCK AWARD AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page hereto (hereinafter called the “Date of Grant”), between Regional Management Corp., a Delaware corporation (hereinafter called the “Company”), and the individual set forth on the signature page hereto (hereinafter called the “Participant”), pursuant to the Regional Management Corp. 2024 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.

1.
Grant of Award.

The Company hereby grants to the Participant an Other Stock-Based Award in the form of an Award of shares of Common Stock (the “Award”), subject to the terms and conditions of the Plan and this Agreement, for the number of shares of Common Stock (the “Shares”) set forth on the signature page hereto, subject to adjustment as set forth in the Plan.

2.
Vesting.

The Shares subject to the Award shall be vested immediately as of the Date of Grant; provided, however, that notwithstanding the foregoing, the Award and the Shares shall be subject to such limitations and restrictions as may be provided under the terms of the Plan or this Agreement.

3.
Rights as a Stockholder; Settlement of Award.
(a)
The Participant shall not have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to an Award unless and until certificates for such Shares have been issued to him or her (or other written evidence of ownership in accordance with Applicable Law has been provided). A certificate or certificates for the Shares subject to the Award (or other written evidence of ownership) shall be issued in the name of the Participant as soon as practicable after the Award has been granted. Except as otherwise provided in the Plan or this Agreement, the Participant shall have all voting, dividend, and other rights of a stockholder with respect to the Shares following issuance of the certificate or certificates (or other written evidence of ownership) for the Shares.
(b)
Notwithstanding any other provision of the Plan or this Agreement to the contrary, no Shares shall be distributable pursuant to the Award prior to the completion of any registration or qualification of the Award or the Shares under any Applicable Law (including, but not limited to, the requirements of the Securities Act) that the Administrator shall in its sole discretion determine to be necessary or advisable.
(c)
The Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him or her (subject to any Code Section 409A requirements), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves. Notwithstanding the foregoing, the issuance of Shares may, in the Company’s discretion, be effected on a non-certificated basis, to the extent permitted under the Plan.

(d)
The Award shall be payable in whole Shares. The total number of Shares that may be acquired pursuant to the Award (or portion thereof) shall be rounded down to the nearest whole share.
4.
No Right to Continued Employment or Service; No Right to Further Awards.

Neither the Plan nor this Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or an Affiliate or interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. The grant of the Award does not create any obligation to grant further awards.

5.
Legend on Certificates.

The Shares acquired pursuant to the Award shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any other Applicable Law, and the Administrator may cause a restrictive legend or legends to be put on any certificates for such Shares to make appropriate reference to such restrictions.

6.
Transferability.

The Award may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant other than transfers for no consideration by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance. No such permitted transfer of the Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

7.
Withholding; Tax Consequences.
(a)
Prior to the delivery of a certificate or certificates for the Shares subject to the Award (or other written evidence of ownership), the Participant may be required to pay to the Company or any Affiliate in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company or an Affiliate to such authority for the account of the Participant. Notwithstanding the foregoing, the Company shall have the right and is hereby authorized to withhold (including from payroll or any other amounts payable to the Participant), any applicable withholding taxes in respect of the Award or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such withholding taxes. Without limiting the generality of the foregoing, to the extent permitted by the Administrator, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of shares of Common Stock held by the Participant (which are fully vested and not subject to any pledge or other security interest) or by having the Company withhold from the number of Shares otherwise deliverable to the Participant hereunder Shares with a Fair Market Value as of the date that the amount of tax to be withheld is determined no greater than the aggregate amount of such withholding obligations based on the maximum statutory withholding rate in the Participant’s applicable jurisdiction for federal, state, local, and foreign income and payroll tax purposes. The Participant further agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local, and foreign tax withholding obligations of the Company which may arise in connection with the Award.
(b)
The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares subject to the Award and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
8.
Compliance with Applicable Law.

Upon the acquisition of any Shares pursuant to the Award, the Participant will make or enter into such written representations, warranties, and agreements as the Administrator may reasonably request in order to comply with Applicable Law or with the Plan or this Agreement. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares, make any other distribution of benefits or take any other action, unless such delivery, distribution, or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act).

9.
Notices.

Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel or business records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10.
Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws, and in accordance with applicable federal laws of the United States. Any and all disputes between the Participant or any person claiming through him or her and the Company or any Affiliate relating to the Plan or this Agreement shall be brought only in the state courts of Greenville, South Carolina, or the United States District Court for the District of South Carolina, Greenville division, as appropriate.

11.
Award Subject to Plan.

By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and Plan prospectus. The Participant acknowledges and agrees that the Award is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any express term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

12.
Signature in Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.
Amendment; Waiver; Superseding Effect.

This Agreement may be modified or amended as provided in the Plan. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. The Agreement supersedes any statements, representations, or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations, or agreements.

14.
Recoupment and Forfeiture.

As a condition to receiving the Award, the Participant agrees that he or she shall abide by (a) the Company’s Dodd-Frank Act Compensation Recoupment (Clawback) Policy, (b) the Company’s Supplemental Compensation Recoupment (Clawback) Policy, (c) the Company’s Stock Ownership and Retention Policy (including but not limited to such policy’s stock retention requirements) and/or (d) other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply under Applicable Law.

15.
Administration.

The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

16.
Severability.

The provisions of this Agreement are severable and if any one or more provisions shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

17.
Right of Offset.

Notwithstanding any other provision of the Plan or this Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Company or an Affiliate that is or becomes due and payable, and, by entering into this Agreement, the Participant shall be deemed to have consented to such reduction.

18.
Electronic Delivery and Acceptance.

The Company may, in its sole discretion, elect to deliver the Agreement, the Plan, the Plan prospectus, Company annual reports, stockholder communications, and any other documents related to current or future participation in the Plan by electronic means. By entering into this Agreement, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. The Participant’s online or electronic acceptance of the Agreement constitutes the Participant’s agreement to the Agreement’s terms and the Participant’s acknowledgement that he or she has received the documents described above.

[Signature Page to Follow]

SIGNATURE PAGE TO STOCK AWARD AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the Date of Grant specified below.

Date of Grant: [____________]

Shares Subject to Award: [____________]

Vesting Date: [____________]

Participant:

Printed Name: [____________]

Regional Management Corp.

By: [insert electronic signature]

Name: [____________]

Its: [____________]